TERMINATION AGREEMENT

      TERMINATION AGREEMENT (the "Agreement"), dated as of January 10, 2001 by and among WESTERN POWER & EQUIPMENT CORP., a Delaware corporation ("WPEC"), E-MOBILE, INC., a Delaware corporation ("E-Mobile"), and E-MOBILE HOLDINGS, INC., a Delaware corporation ("Holdings")

      WHEREAS, e-Mobile, Holdings and WPEC entered into an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated November 1, 2000.

      WHEREAS, having evaluated the potential benefits and burdens associated with the Merger contemplated by the Merger Agreement, the parties have agreed that it is in the best interest of each to terminate the Merger Agreement and the Merger; and

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Termination of Merger Agreement. e-Mobile, Holdings and WPEC hereby mutually consent to the termination (the "Termination") of the Merger Agreement effective as of the Termination Date (as defined below).

      2. Termination Fee. As consideration for consenting to the Termination, e-Mobile agrees to issue to WPEC one million, four hundred thousand (1,400,000) shares of e-Mobile common stock (the "Termination Fee Shares").

      3. Termination Date.

            A. Closing of the Termination described herein shall take place, and the Termination shall be effective, as soon as practicable after the date hereof at such time and place as the parties hereto shall agree (the "Termination Date").

            B. At the closing, e-Mobile and Holdings shall deliver to WPEC, certificates evidencing the Termination Fee Shares and a Release in the form attached hereto as Exhibit "A". WPEC agrees and understands that the shares constituting the Termination Fee Shares are being issued pursuant to an exemption from registration under applicable federal and state securities laws, that the share certificates in question will bear a legend restricting the transfer of those shares except pursuant to an effective registration statement or an available exemption from registration, that there is no market for those shares and that such shares may have to be held for an indefinite period of time.

            C. At the closing WPEC shall deliver to e-Mobile and Holdings a Release in the form attached hereto as Exhibit "B".

            4. Registration of the Termination Fee Shares. If the Company shall at any time seek to register or qualify any of its capital stock or the securities holdings of any of its shareholders, on each such occasion it shall furnish WPEC with at least 30 days' written notice thereof and WPEC shall have the option, without cost or expense, to include all of the shares


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issued pursuant to this Article "4" of this Agreement in such registration or qualification. WPEC shall exercise the "piggy back rights" under this Article "4" of this Agreement by giving written notice to the Company within twenty (20) days after receipt of the written notice from the Company.

            5. Lock-Up of the Termination Fee Shares. For a period beginning on the date hereof and ending on the earlier of ninety (90) days following the closing of an underwritten public offering of common stock by e-Mobile, eighty percent (80%) of the aggregate of the Termination Fee Shares shall be subject to a lock-up agreement pursuant to which WPEC agrees that it will not sell, hypothecate or otherwise transfer of any such shares, except pursuant to an available exemption from the Securities laws.

      6. Restrictions on Future Share Issuances. e-Mobile agrees that, for a period of one year from the Termination Date, without the prior written consent of WPEC (a) it will not sell any shares of common stock at a price less than $1.00 per share, and (b) it will sell no more than eight million (8,000,000) shares of common stock at a price equal to or greater than $1.00 per share and less than $2.00 per share. Notwithstanding the foregoing, the Company retains the right to convert loans not to exceed $1,000,000 from the founders of the Company, at a price of $.20 per share.

      7. Miscellaneous.

            A. The parties to this Agreement hereby represent that they will execute such additional documents or take such additional actions as may be necessary to more fully fulfill the terms and intent of this Agreement.

            B. By execution of this Agreement, each of the parties hereto represents and warrants that he, or it, has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by e-Mobile, Holdings and WPEC and the consummation of the transactions contemplated hereby have been duly authorized by e-Mobile, Holdings and WPEC, respectively, and no other corporate action or proceeding on the part of e-Mobile, Holdings or WPEC, respectively, is necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement, when duly executed and delivered, is a legal, valid and binding obligation of each of the respective parties hereto enforceable against each in accordance with the terms set forth herein except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors rights generally and by the principles of equity regarding the availability of remedies.

            C. This Agreement shall be binding upon the parties hereto and their successors and assigns.

            D. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York and venue for any dispute under this Agreement shall be in New York City. Should any dispute arise, the prevailing party shall be entitled to reasonable attorney fees.


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

            E. If any clause, sentence, paragraph, subsection, or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held by invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

            F. This Agreement constitutes the entire agreement of the parties with regard to the subject matter of this Agreement and replaces and supersedes all other written and oral agreements and statements of the parties relating to the subject matter of this Agreement.

            G. This Agreement may not be modified except in writing signed by all parties hereto.

            H. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first herein set forth.


                                    E-MOBILE, INC.

                                    By: /s/ Nechemia Davidson
                                        ----------------------------------------
                                    Title: Chairman


                                    E-MOBILE HOLDINGS Inc.

                                    By: /s/ Nechemia Davidson
                                        ----------------------------------------
                                    Title:


                                    WESTERN POWER & EQUIPMENT CORP.

                                    By: /s/ Bob Rubin
                                        ----------------------------------------
                                    Title: Director


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

                                   EXHIBIT "A"

                                     RELEASE

      For good and valuable consideration, e-Mobile, Inc., a Delaware corporation ("e-Mobile") and E-MOBILE HOLDINGS, INC., a newly-formed Delaware corporation. ("Holdings") hereby jointly and severally release, acquit and forever discharge Western Power & Equipment Corp., a Delaware corporation ("WPEC"), and its officers, directors, employees and agents, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against WPEC, e-Mobile and Holdings and their successors and assigns ever had, now have or hereafter can, shall or may have for upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of the Release to be done by WPEC which has occurred or accrued in whole or in part in relation to the Agreement and Plan of Reorganization and Merger (the "Merger Agreement"), dated November 1, 2000, by and between e-Mobile, Holdings and WPEC; provided, however, that the foregoing Release shall not be applicable to any claims which are made by WPEC against e-Mobile or Holdings with respect to any legal proceeding commenced against WPEC by any third party.

      This Release may not be changed orally.

      Dated this 10th day of January 2001.

In Witness Whereof e-Mobile, Inc. and e-Mobile Holdings, Inc. have caused this Release to be executed by their duly authorized officers and their corporate seals to be hereunto affixed on

In presence of:


                                                E-MOBILE, INC.

                                            By: /s/ Nechemia Davidson
                                                --------------------------------
                                                Nechemia Davidson


                                                E-MOBILE HOLDINGS INC.

                                            By: /s/ Nechemia Davidson
                                                --------------------------------
                                                Nechemia Davidson

                                   EXHIBIT "B"

                                     RELEASE

      For good and valuable consideration, Western Power & Equipment Corp., a Delaware corporation ("WPEC") hereby releases, acquits and forever discharges e-Mobile, Inc., a Delaware corporation ("e-Mobile") and E-MOBILE HOLDINGS, INC., a newly-formed Delaware corporation ("Holdings"), and their officers, directors, employees and agents, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against e-Mobile and Holdings, WPEC and its successors and assigns ever had, now have or hereafter can, shall or may have for upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of the Release to be done by e-Mobile which has occurred or accrued in whole or in part in relation to the Agreement and Plan of Reorganization and Merger (the "Merger Agreement"), dated November 1, 2000, by and between e-Mobile, Holdings and WPEC; provided, however, that the foregoing Release shall not be applicable to any claims which are made by e-Mobile or Holdings against WPEC with respect to any legal proceeding commenced against e-Mobile or Holdings by any third party.

      This Release may not be changed orally.

      Dated this 10th day of January 2001.

In Witness Whereof Western Power & Equipment Corp has caused this Release to be executed by its duly authorized officers and its corporate seal to be hereunto affixed on

In presence of:


                                         WESTERN POWER & EQUIPMENT CORP.

                                         By: /s/ Charles Dean Mc Lain
                                             -----------------------------------
                                         Charles Dean Mc Lain
                                         Chairman & CEO